Sub-Item 77O (1)

BNY MELLON ABSOLUTE INSIGHT FUNDS, INC.
-BNY Mellon Absolute Insight Multi-Strategy Fund

On March 6, 2017, BNY Mellon Absolute Insight Multi-Strategy Fund (the "Fund"), a series of BNY Mellon Absolute Insight Funds, Inc., purchased 279 4.85% Notes due 2047 issued by Great Plains Energy Incorporated (CUSIP No. 391164AK6) (the "Notes") at a purchase price of $99.87 per Note, including underwriter compensation of 0.875%. The Notes were purchased from Goldman, Sachs & Co., a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. The following is a list of the syndicate's members:

Barclays Capital Inc.
BNY Mellon Capital Markets, LLC
BNP Paribas Securities Corp.
Goldman, Sachs & Co.
J. P. Morgan Securities LLC
KeyBanc Capital Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Mizuho Securities USA Inc.
MUFG Securities Americas Inc.
SunTrust Robinson Humphrey, Inc.
U.S. Bancorp Investments, Inc.
UMB Financial Services, Inc.
Wells Fargo Securities, LLC

Accompanying this statement are materials provided to the Board of Directors for the Fund, which ratified the purchase as being in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on May 1, 2017. These materials include additional information about the terms of the transaction.

EXHIBIT B
NOTIFICATION FORM FOR PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE
Used for compliance with Rule 10f-3 and/or Rule 23B

Fund Name: BNYM Absolute Insight Multi-Strategy Fund

1. Account/Fund Name: BNYM Absolute Insight Multi-Strategy Fund
2. Anticipated Purchase Date: 3/6/17
3. Total Net Assets of Account/Fund:$ 297,299,210.36
4. Type and Description of Security to be Purchased: Fixed Income Issued by Great Plains Energy Inc
5. Credit Rating of Security (Rating/Rating Agency): Moody's: Baa3 S&P: BBB Fitch:
6. Name of Underwriting Syndicate Dealer Effecting Transaction: Goldman Sachs
7. Name of Affiliated Underwriter in Underwriting Syndicate: BNY Mellon Capital Markets
8. Issue Size: 1,000,000,000
9. CUSIP: 391164AK6
10. Amount Purchased by Account/Fund: 279 units
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: 0.028 %
12. Amount Purchased as a Percentage of Account/Fund Assets: 0.09 %
13. Purchase Price of Securities: 99.87
14. Commission/Spread Received by Principal Underwriters: 0.875 %
15. Yield (as applicable): 4.85 %
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase: 4.85 %
17. The Affiliated Purchase Must be Reported to the appropriate Board of Directors as described in this policy.

ALL OF THE FOLLOWING QUESTIONS MUST BE ANSWERED:
Mutual Fund Purchases Only (See Fund Rule 10f-3 procedures for more information):

1. Was Price paid for all block purchases the same for all participants? (Must be Yes): Yes
2. Was Security Purchased on Offer Date? (Must be Yes): Yes
3. Was issuer in continuous operation for at least 3 years? (Must be Yes): Yes
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): Yes
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): No
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): Yes
7. *Municipal Securities Only:* is security spread sufficiently liquid that it can be sold at carrying price within a reasonably short time? (Must be Yes):
8. *Municipal Securities Only:* is security subject to no greater than moderate credit risk? (Must be Yes):

++

Form updated February 2015

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification		
I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies. *I attest that:* ➢ The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown. ➢ The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown. ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures. ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable. ➢ Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.		
[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	4/12/17

1st Quarter 2017

Sub-Item 77O (2)

BNY MELLON ABSOLUTE INSIGHT FUNDS, INC.
-BNY Mellon Absolute Insight Multi-Strategy Fund

On July 18, 2017, BNY Mellon Absolute Insight Multi-Strategy Fund (the "Fund"), a series of BNY Mellon Absolute Insight Funds, Inc., purchased 372 2.875% Senior Notes due 2037 issued by Thermo Fisher Scientific Inc. (CUSIP No. 883556BW1) (the "Notes") at a purchase price of $114.549 per Note, including underwriter compensation of 0.525%. The Notes were purchased from Goldman, Sachs & Co. LLC, a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. The following is a list of the syndicate's members:

Barclays Bank PLC
BNY Mellon Capital Markets, LLC
BNP Paribas
Citigroup Global Markets Limited
Credit Suisse Securities (Europe) Limited
Deutsche Bank AG, London Branch
Goldman, Sachs & Co. LLC
HSBC Bank plc
ING Bank N.V., Belgian Branch
J.P. Morgan Securities plc
KeyBanc Capital Markets Inc.
Loop Capital Markets LLC
Merrill Lynch International
Mizuho International plc
MUFG Securities EMEA plc
Scotiabank Europe plc
SMBC Nikko Capital Markets Limited
U.S. Bancorp Investments, Inc.
Wells Fargo Securities International Limited

Accompanying this statement are materials provided to the Board of Directors for the Fund, which ratified the purchase as being in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on October 30-31, 2017. These materials include additional information about the terms of the transaction.

EXHIBIT B
NOTIFICATION FORM FOR PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE
Used for compliance with Rule 10f-3 and/or Rule 23B

Fund Name: BNYM Absolute Insight Multi-Strategy Fund

1. Account/Fund Name: BNYM Absolute Insight Multi-Strategy Fund
2. Anticipated Purchase Date: 18/07/2017
3. Total Net Assets of Account/Fund:$ 278,494,182.85
4. Type and Description of Security to be Purchased: Thermo Fisher 2037 EUR senior note
5. Credit Rating of Security (Rating/Rating Agency): Moody's: Baa2 S&P: BBB Fitch: BBB
6. Name of Underwriting Syndicate Dealer Effecting Transaction: Goldman Sachs (B&D)
7. Name of Affiliated Underwriter in Underwriting Syndicate: BNY Mellon Capital Markets
8. Issue Size: EUR 700,000,000
9. CUSIP: 883556BW1
10. Amount Purchased by Account/Fund: 372 units
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: 0.0525 %
12. Amount Purchased as a Percentage of Account/Fund Assets: 0.148 %
13. Purchase Price of Securities: 114.549 USD 99.760 EUR
14. Commission/Spread Received by Principal Underwriters: 0.525 %
15. Yield (as applicable): 2.875 %
16. Average Yield of Security When Purchased for other Insight Accounts as a New Issue: 2.875 %

The Affiliated Purchase Must be Reported to the appropriate Board of Directors as described in this policy.

ALL OF THE FOLLOWING QUESTIONS MUST BE ANSWERED:
Mutual Fund Purchases Only *(See Fund Rule 10f-3 procedures for more information):*

1. Was Price paid for all block purchases the same for all participants? (Must be Yes): Yes
2. Was Security Purchased on Offer Date? (Must be Yes): Yes
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): Yes
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): Yes
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): No
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): Yes
7. *Municipal Securities Only:* Is security spread sufficiently liquid that it can be sold at carrying price within a reasonably short time? (Must be Yes):
8. *Municipal Securities Only:* Is security subject to no greater than moderate credit risk? (Must be Yes):

++

Form updated February 2015

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification		
I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies. *I attest that:* ➢ The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown. ➢ The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown. ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures. ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable. ➢ Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.		
[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	10/13/17

3rd Quarter 2017